Item 77H - 	Deutsche Tax-Exempt Portfolio
(formerly known as Tax-Exempt
Portfolio) and Deutsche Government
& Agency Securities Portfolio
(formerly known as Government &
Agency Securities Portfolio)  (each a
series of Cash Account Trust) (the
"Registrant")
Change in Control of Registrant

Below is the person presumed to control one of
Registrant's series because such person had owned
more than 25% of the series based on the records of
the series as of July 5, 2016 and July 5, 2017.
As of July 5, 2016:
Series
Name of Person
Ownership
as % of
Series
Tax-Exempt
Portfolio
PERSHING LLC
FOR THE
EXCLUSIVE
BENEFIT OF
CUSTOMERS
JERSEY CITY NJ
07399-0001
27.6642%
Government
& Agency
Securities
Portfolio
KNOTFLOAT &
CO
C/O STATE
STREET BANK
BOSTON, MA
02206-5496
28.607%

As of July 5, 2017:
Series
Name of Person
Ownership
as % of
Series
Deutsche
Government
& Agency
Securities
Portfolio
KNOTFLOAT &
CO
C/O STATE
STREET BANK
PO BOX 5496
BOSTON, MA
02206-5496
29.56%









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